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                          INDEPENDENT AUDITORS' CONSENT




The Board of Directors
General Securities, Incorporated:


     We consent to the use of our report included herein and to the reference to our Firm under the headings "FINANCIAL HIGHLIGHTS" and "GENERAL INFORMATION - Independent Auditors" in the prospectus.



                                   /s/ KPMG Peat Marwick LLP
                                   KPMG Peat Marwick LLP


Minneapolis, Minnesota
March 25, 1997